                                                                      EXHIBIT 99

TERM SHEETS

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-2 $1.14BB NEW ISSUE CMBS

Lead-Mgrs: Banc of America Securities LLC
(Bookrunner)/Bear,Stearns & Co., Inc.

Co-Managers: Goldman Sachs/Wachovia ($25mm retention each)
Rating Agencies: S&P and Moodys

          Approx
           Size       Rating    Credit  Principal
Class     (Face)       (M/S)    Support    WAL    Win (mo)
Public     Bonds
A-1    117,783,000    Aaa/AAA   14.250%   3.500     1-57
A-2    195,500,000    Aaa/AAA   14.250%   4.871    57-61
A-3    283,402,000    Aaa/AAA   14.250%   6.610    61-81
A-4    125,682,000    Aaa/AAA   14.250%   7.087    81-107
A-5    254,120,181    Aaa/AAA   14.250%   9.643   107-118
B       27,045,564    Aa2/AA    11.875%   9.827   118-119
C       12,811,056    Aa3/AA-   10.750%   9.906   119-119
D       24,198,662    A2/A       8.625%   9.906   119-119
E       11,387,606    A3/A-      7.625%   9.906   119-119
XP                    Aaa/AAA

Collateral: 95 Loans / 105 Properties
-Loan Sellers: Bank of America, N.A./Bear Stearns Commercial Mortgage,Inc. -Property Types: Off 39.2%, Ret 37.3%, Multi 10.0%, MH 8.9%, SS 3.4%,
                 Indus 0.6%, Hotel 0.5%
-Geographic: FL:12.7%, NY:11.7%, PA:11.2%, CA: 11.1% (No. CA: 5.2, So. CA: 5.9),
             MN:9.2%, NJ:5.5%, No Others (greater than)5%
-DSCR/LTV 1.71x / 68.5%
-Inves. Grade Loans: Five loans for 18.7% of UPB
-Top 10 Loans: 41.9% of the pool, DSCR: 1.73x, LTV: 68.5%
                                               Shadow
-Top 3 Trust Assets         DSCR      LTV      Ratings      %UPB
 PPG Place                  2.14x    55.1%      AA+/A2      10.2%
 Eden Prairie Mall          1.69x    67.2%       ---         7.6%
 Broward Financial Center   2.19x    69.9%       ---         4.1%
Expected Timing
Termsheets - Tuesday, 3/23
Reds - Tuesday, 3/23
Launch / Price - TBA
Settlement - 4/14
Roadshow
-Tuesday, 3/23 NYC
-Wednesday, 3/24 NYC & NJ
-Thursday, 3/25 Boston, Hartford & Chicago

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from David Gertner / Manish Parwani at Banc of America Securities LLC, 214 North Tryon Street, Charlotte NC 28255. Such securities may not be suitable for all investors.